Exhibit 23.1.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)          Registration Statement (Form S‑8 No. 333‑199132) pertaining to Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan,

(2)          Registration Statement (Form S‑8 No. 333‑184838) pertaining to Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan,

(3)          Registration Statement (Form S‑8 No. 333‑167652) pertaining to Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan,

(4)          Registration Statement (Form S‑8 No. 333‑137952) pertaining to Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan, and

(5)          Registration Statement (Form S‑3 No. 333‑148750) of Osiris Therapeutics, Inc.;

of our reports dated March 15, 2019, with respect to the consolidated financial statements of Osiris Therapeutics, Inc., and the effectiveness of internal control over financial reporting of Osiris Therapeutics, Inc., included in this Annual Report (Form 10‑K) of Osiris Therapeutics, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Baltimore, Maryland
March 15, 2019